 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1996

                                                 REGISTRATION NO. 333-11393
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------

                     POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ----------------

                            TELEGEN CORPORATION

(PREVIOUSLY NAMED "SOLAR ENERGY RESEARCH CORP.", A COLORADO CORPORATION) (EXACT
              NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------

     CALIFORNIA                              3665                    84-0672714
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)

                              101 SAGINAW DRIVE
                            REDWOOD CITY, CA 94063
                                (415) 261-9400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------


                              JESSICA L. STEVENS
                                  PRESIDENT
                              101 SAGINAW DRIVE
                            REDWOOD CITY, CA 94063
                              (415) 261-9400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               WITH COPY TO:

                          THOMAS C. DEFILIPPS, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                             PALO ALTO, CA 94304
                                (415) 493-9300

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [_]

                        CALCULATION OF REGISTRATION FEE
=============================================================================================
                                                       PROPOSED       PROPOSED
                                        AMOUNT         MAXIMUM        MAXIMUM      AMOUNT OF
     TITLE OF SECURITIES TO             TO BE       OFFERING PRICE   AGGREGATE    REGISTRATION
          BE REGISTERED               REGISTERED     PER SHARE(1)  OFFERING PRICE     FEE
----------------------------------------------------------------------------------------------
Common Stock.....................  1,334,390 shares     $2.76        $3,683,082   $1,270.03(2)
==============================================================================================

(1) The proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(f)(2) whereby the per share price was determined by reference to the book value of such shares as of June 30, 1996.

(2) Previously paid.
                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

PROSPECTUS

                             1,334,390 SHARES

                           TELEGEN CORPORATION

                                 COMMON STOCK

  This Prospectus may be used in connection with the offer and sale, from time to time, of up to 1,334,390 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of Telegen Corporation, a California corporation ("Telegen" or the "Company"), for the account of the selling shareholders identified below (the "Selling Shareholders"), who received the Shares issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof. All of the Shares covered hereby are to be sold by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this prospectus is a part.

  The Company is applying to the Nasdaq SmallCap Market to allow trading of its Common Stock under the symbol "TLGN."

  The Shares offered hereby may be offered and sold, from time to time, by the Selling Shareholders in one or more transactions on the Nasdaq SmallCap Market (or any exchange on which the Common Stock may then be listed), in the over-the-counter market, in negotiated transactions or otherwise. Sales will be effected at such prices and for such consideration as may be obtainable from time to time. Commission expenses and brokerage fees, if any, will be paid by the Selling Shareholders. See "Plan of Distribution."

                               ----------------

  SEE "RISK FACTORS" ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

             The date of this Prospectus is November 6, 1996

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. In addition, the Commission maintains a Website (http:\\www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval system.

  This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares covered by this prospectus, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996 and (iii) the Company's Information Statement filed with the Commission in connection with the amended Form S-4 (File No. 333-4037), as originally filed with the Commission on May 17, 1996 under the name of "Solar Energy Research Corp."

  All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Investor Relations at the Company's principal executive offices at 101 Saginaw Drive, Redwood City, CA 94063 or by telephone at (415) 261-9400.

                               THE COMPANY

  The Registrant ("Telegen") is a diversified, high technology company with products, both developed and in development, in the telecommunications, flat panel display and internet hardware markets. At present, Telegen is organized into four subsidiaries and divisions. Telegen Display Laboratories, Inc. ("TDL"), a California corporation and subsidiary of TCC, as defined below, has developed a low-cost flat panel display technology to compete with other types of flat panel displays. The Telegen Communications Corporation ("TCC"), a California corporation and subsidiary of Telegen develops, manufactures and markets a line of intelligent telecommunications products, providing additional features to existing telephone equipment used by consumers and small businesses. TCC also has two divisions developing other products. The internet products division is developing low-cost, easy-to-use hardware platforms which will allow consumers and small businesses to utilize specialized capabilities of the Internet without the need for a computer. Finally, Telegen Laboratories is a research organization which develops new products and technologies, which are then manufactured and marketed through one of the operating divisions or subsidiaries. Telegen's corporate offices are located at 101 Saginaw Road, Redwood City, CA 94063, (415) 261-9400.


  Telegen was, prior to October 28, 1996, named Solar Energy Research Corp. of California, a California corporation ("SERC California") which was the legal successor to Solar Energy Research Corporation, a Colorado corporation ("SERC") incorporated in Colorado on December 21, 1973. Since the end of 1992, SERC has been a development stage corporation subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  TERMS OF THE ACQUISITION. Prior to October 28, 1996, SERC owned all of the capital stock of SERC California and Telegen Acquisition Corporation, a California corporation and wholly-owned subsidiary of SERC ("TAC"). SERC California and TAC were organized by SERC for the purpose of effecting the acquisition (the "Acquisition") by SERC of all of the outstanding capital stock of Telegen Corporation, a California corporation and legal predecessor to TCC ("Old Telegen"). On October 28, 1996, the Acquisition was completed and occurred through (i) the redomicilation of SERC as a California corporation through a merger of SERC with and into SERC California, (ii) the amendment of the Articles of Incorporation of Old Telegen to reflect the name change of Old Telegen to "Telegen Communications Corporation", (iii) the amendment of the Articles of Incorporation of SERC California to reflect the name change of SERC California to "Telegen Corporation," and (iv) the merger of TAC with and into TCC with TCC becoming a wholly-owned subsidiary of Telegen.

  The Acquisition of Old Telegen by SERC was made pursuant to the Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Old Telegen, and TAC, originally dated November 16, 1995. Pursuant to the Agreement, SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California) acquired all of Old Telegen's outstanding capital stock through a merger of TAC with and into Old Telegen with Old Telegen thereby becoming a wholly-owned subsidiary of SERC California. The separate corporate existence of TAC ceased and Old Telegen continued as TCC, the surviving corporation. In connection with the Acquisition, all of the shares of Old Telegen common stock were canceled, and all holders thereof automatically were entitled to receive for each of their shares of Old Telegen common stock a share of Telegen common stock (after giving effect to the redomiciliation of SERC as a California corporation and to the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the issued and outstanding shares of SERC common stock).

  Upon completion of the Acquisition, the principal shareholders of Old Telegen became the principal shareholders of Telegen, and own approximately 95.8% (96.5% on a fully diluted basis) of the total issued and outstanding common shares of Telegen immediately after the Acquisition. Upon completion of the Acquisition, the principal shareholders of Old Telegen became the principal shareholders of Telegen.


  This Prospectus covers the registration of 1,334,390 shares. This amount represents the number of shares of Telegen common stock held prior to the Acquisition by shareholders of Old Telegen who received such shares in a private placement of Old Telegen's common stock, dated February 15, 1996. See "Selling Shareholders."

  DESCRIPTION OF SECURITIES. After giving effect to the Acquisition, Telegen's capital stock consists of 100,000,000 shares of no par value common stock and 10,000,000 shares of no par value preferred stock.

  All outstanding shares of Telegen are fully paid and nonassessable. All holders of Telegen common are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, and shareholders have the right to then cumulate their votes in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Telegen common are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Telegen has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

  Holders of Telegen common have no preemptive rights and no right to convert their shares of Telegen common into other securities. There are no redemption or sinking fund provisions applicable to the Telegen common. Upon liquidation, dissolution or winding up of Telegen, the assets of Telegen, after satisfaction of all liabilities and distributions to preferred shareholders, if any, would be distributed pro rata to the holders of the common stock.

                                 RISK FACTORS

  In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus. The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and "The Company" as well as those discussed elsewhere in this Prospectus. Because the Registration Statement of which the Prospectus is a part will only become effective after the closing of the Acquisition the following factors assume the consummation of the Acquisition.

 Absence of a Historical Public Market for Telegen Securities

  There is presently a limited market for Telegen's common stock and there can be no assurance that any significant market will develop. The investment community could show little or no interest in Telegen in the future. As a result, persons receiving Telegen securities may have difficulty in reselling such securities should they desire to do so. Telegen has applied for listing on the Nasdaq SmallCap Market system. As a result of the Acquisition, it is expected that Telegen will meet the financial requirements for such a listing and thus, assuming that two registered and active market makers are obtained and the securities will have a minimum bid price of $3 per share, will satisfy the requirements for listing on the NASDAQ SmallCap market system. However, there can be no assurance that a listing on the NASDAQ SmallCap market system will be obtained. If Telegen is unable to obtain such a listing, certain Securities and Exchange Commission regulations pertaining to penny stocks may have a material adverse effect on the liquidity of SERC California common stock. Such material adverse effects could include, among other things, impaired liquidity with respect to Telegen securities and burdensome transactional requirements associated with transactions in the securities, including, but not limited to, waiting periods, account and activity reviews, disclosure of additional personal financial information and substantial written documentation.

 History of Telegen Operating Losses; Accumulated Deficit and Minimum Revenues

  Telegen's operating subsidiary, TCC, was incorporated in 1990 and first shipped products in 1991. Telegen has been engaged in lengthy development of its products and has incurred significant operating losses in every fiscal year since its inception. The cumulative net loss for the period from inception through June 30, 1996 was $6,748,808. Telegen expects to continue to incur operating losses at least through the end of 1996. In order to become profitable, Telegen must increase sales of its existing products, sustain volume manufacturing of its products at increased levels, develop new products for new and existing markets, and manage its operating expenses and expand its distribution capability. There can be no assurance that Telegen will meet and realize these objectives or ever achieve profitability.

 Telegen's Future Capital Needs

  Telegen's future capital requirements will depend upon many factors, including the extent and timing of acceptance of Telegen's products in the market, the progress of Telegen's research and development, Telegen's operating results and the status of competitive products. Although Telegen believes that it currently has adequate capital to meet its forecasts through the end of 1996, Telegen's actual working capital needs will depend upon numerous factors, including the progress of Telegen's research and development activities, the cost of increasing Telegen's sales, marketing and manufacturing activities and the amount of revenues generated from operations. There can therefore be no assurance that Telegen will not require additional funding, or that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations will be materially adversely affected.

  While Telegen believes it has the capital needed to complete development of a finished prototype of the HGED flat panel display technology, additional capital will be needed to establish a high volume production capability. There can be no assurance that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations from the flat panel technology will be materially adversely affected.

 Telegen's Exposure to Technological Change

  The market for Telegen's products is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. Telegen's success will be dependent in part upon its ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products on a timely basis. If Telegen is unable to do so, Telegen's results of operations will be materially adversely affected. For example, Telegen took a longer period of time than expected to develop its ACS telephone peripheral product line. Although Telegen believes such delay has not materially affected its ability to market and sell the ACS products, there can be no assurance that Telegen will not encounter other technical or similar difficulties that could in the future delay the introduction of new products or product enhancements. With regard to its flat panel display technology, there are other more developed and accepted flat panel display technologies already in commercial production which will compete with Telegen's technology. There can be no assurance that Telegen will be successful in the development of its flat panel technology or that Telegen will not encounter technical or other serious difficulties in its development or commercialization which would materially adversely affect Telegen's results of operations.

 Telegen's Dependence Upon Key Personnel

  Telegen's future success will depend in significant part upon the continued service of certain key technical and senior management personnel, and Telegen's ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that Telegen can retain its existing key managerial, technical or sales and marketing personnel or that it can attract, assimilate and retain such employees in the future. The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon Telegen's results of operations.

  Telegen has entered into agreements with each of its executive officers (as well as all other full-time employees) that prohibit disclosure of confidential information to anyone outside of Telegen both during and subsequent to employment and require disclosure and assignment to Telegen of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the officer's work for Telegen.

 Competition in the Telecommunications Market

  The market for telephone peripheral equipment is highly competitive, is dominated by successful niche marketers and Telegen expects this competition to continually increase. There are a number of companies which develop, manufacture and sell telecommunications devices which perform some of the same functions as those of Telegen's products. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. Further, some of the telephone call routing functions of Telegen's products can be provided through reprogramming by Bell Operating Companies of their central office equipment to allow "equal access" by customers to the long distance carrier of their choice without "dialing around" by inserting an access code. Since this "dial around" process is the principal function of Telegen's ACS 2000 and MLD 1000 products, if such an "equal access" feature were introduced, demand for Telegen's present products would be seriously impaired.

 Telegen's Dependence on Major Customers

  Telegen expects that a large proportion of its revenues from its telecommunications products will be realized from sales to a small number of companies, primarily the major long distance carriers such as AT&T, MCI,

Sprint and LDDS as well as the Regional Bell Operating Companies such as Bell Atlantic and SBC. The loss of one or more of these relationships, when developed, could have a material negative effect on Telegen's results of operations.

  Telegen's largest single customer during 1995 was Bell Atlantic, which purchased TCC's TeleBlocker product. Bell Atlantic provided $65,890 in revenues, or approximately 45% of Telegen's total sales for 1995. Additionally, sales to SynerNet, Inc. and Sprint of $29,297 and $24,833, respectively, in 1995 accounted for approximately 20% and 17%, respectively, of Telegen's total sales in 1995.

  Sales to Bell Atlantic are expected to be lower for 1996 since TCC's TeleBlocker was taken off the market to redesign the product to be produced with alternative components in lieu of a major electronic component of TeleBlocker that is no longer available. In March 1996, TCC (then Old Telegen) and MCI entered into a contract which provides for a minimum delivery of 6,000 ACS 2000 units over the following 12 months. Sales of such units would represent approximately $380,000 in revenues, or a majority of Telegen's anticipated sales during 1996. However, there can be no assurance that such revenue from MCI will ultimately be realized.

 Flat Panel Competition; Flat Panel Patent(s)

  The market for flat panel displays is dominated by major Japanese companies such as Sharp Electronics, Toshiba and Sony. Telegen expects this competition to continually increase. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. Flat panel displays manufactured utilizing AMLCD technology have been in production for almost 10 years and have proven market acceptance. New technologies, such as FED and Color Plasma, are in development by a number of potential competitors, some of whom have greater financial resources than Telegen. There can be no assurance that Telegen's HGED technology can compete successfully on a cost or display quality basis with these other technologies. Further, there can be no assurance that Telegen's efforts to obtain patent protection for its HGED technology will be successful or, if patent protection is obtained, that Telegen's patent(s) will provide adequate protection.

 Future Capital for Flat Panel Development and Production

  While Telegen believes it has the capital needed to complete development of a finished prototype of the HGED technology, additional capital will be needed to establish a high volume production capability. There can be no assurance that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations from the flat panel technology will be materially adversely affected.

Telegen's Dependence Upon Limited Number of Manufacturing Sources and Component Suppliers

  Telegen currently relies upon a limited number of manufacturing sources for its telecom production capability. Although Telegen is currently seeking to qualify alternative sources of supply, Telegen has not yet contracted for alternative suppliers to perform such manufacturing activities. In the event of an interruption of production or delivery of supplies, Telegen's ability to deliver its products in a timely fashion would be compromised, which would materially adversely affect Telegen's results of operations. Certain components used in Telegen's telecommunications products, such as microprocessors, are available from only a limited number of sources. Although to date Telegen has generally been able to obtain adequate supplies of these components, Telegen obtains these components on a purchase order basis and does not have long-term contracts with any of these suppliers. In addition, some suppliers require that Telegen either pre-pay the price of components being purchased or establish an irrevocable letter of credit for the amount of the purchase. Telegen anticipates that, as it begins manufacture of other products, it will encounter similar limitations regarding the components for those products. Telegen's inability in the future to obtain sufficient limited-source components for its telecommunications and other products, or to develop alternative sources, could result in delays in product introductions or shipments, which could have a material adverse effect on Telegen's results of operations.

 Telegen's Need to Develop Marketing Experience

  Telegen has limited marketing experience, and expanding Telegen's markets will require significant expenses, including additions to personnel. There can be no assurance that Telegen will have all the capital resources necessary to expand its sales and marketing operations, or that Telegen's attempts to expand its sales and marketing efforts will be successful.

 Intellectual Property

  Telegen relies on a combination of patents, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to preserve its rights pertaining to its products. Such protection, however, may not preclude competitors from developing products similar to those of Telegen. In addition, the laws of certain foreign countries do not protect Telegen's intellectual property rights to the same extent as do the laws of the United States. There can also be no assurance that third parties will not assert intellectual property infringement claims against Telegen. One such matter was recently dismissed without prejudice to the Company but there is no assurance that more claims will not be initiated from litigants with more resources than Telegen. There is no assurance that Telegen will prevail in such litigation seeking damages or an injunction against the sale of Telegen's products or that Telegen will be able to obtain any necessary licenses on reasonable terms or at all.

 Dispute Over Canceled Telegen Shares

  In August 1991, Old Telegen (now TCC) issued an aggregate of 208,592 shares of common stock to Sahara Associates, Inc. ("Sahara") in connection with a letter of credit and related financing to be obtained by Old Telegen. A letter of credit in the amount of $300,000 was issued in favor of Old Telegen by Bank Sadarat but Old Telegen was unable to realize any benefit from such a letter of credit. In September 1992, Bank Sadarat filed a complaint against Old Telegen in the Superior Court of the State of California for the County of San Mateo for approximately $110,000 advanced under a separate letter of credit. In March 1993, Old Telegen canceled the 208,592 shares issued to Sahara and filed a cross-complaint for declaratory relief against Sahara and others. In that action, Old Telegen sought a judicial declaration that the issuance of the aforementioned shares was void for lack of consideration, that the action of Old Telegen in canceling such shares was valid and that the persons to whom such shares were issued have no rights as shareholders of Old Telegen. The case was removed to the Federal District Court for the Northern District of California. In July 1996, Old Telegen settled Bank Sadarat's claim by paying Bank Sadarat $100,000, which is less than the liability for the Bank Sadarat claim that is reflected in Old Telegen's (now TCC's) Financial Statements which are incorporated by reference herein. The dispute with Sahara regarding the canceled shares has not yet been resolved. Although the number of shares and percentages of the outstanding shares referred to in this Registration Statement reflect the cancellation of shares issued to Sahara, there can be no assurance as to the ultimate result of the litigation with Sahara.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

                             SELLING SHAREHOLDERS

  The following table sets forth as of September 4, 1996 certain information with respect to the beneficial share ownership of the Selling Shareholders. The following table assumes consummation of the Acquisition and the sale of all of their Shares by each selling Shareholder. After such sale no Selling Shareholder will beneficially own one percent (1%) or more of the outstanding Telegen common stock.

                                      NUMBER OF
                                        SHARES                  NUMBER OF
                                     BENEFICIALLY                 SHARES
                                        OWNED      NUMBER OF   BENEFICIALLY
                                       PRIOR TO   SHARES BEING OWNED AFTER
    NAME OF SELLING SHAREHOLDER        OFFERING     OFFERED      OFFERING
    ---------------------------      ------------ ------------ ------------
Corrado Acquadro...................      2,500        2,500          0
Norman E. Anderson.................      5,000        5,000          0
Larry P. Angeli & Terry T. Angeli,
 TTEES Angeli Trust DTD 9/18/95....      5,000        5,000          0
Dennis R. Arey Jr. IRA Bear Stearns
 SEC Corp. Cust....................      2,500        2,500          0
Irwin A. Bafigo TTEE The Bafigo
 Trust DTD 10/22/87................      5,000        5,000          0
Mark Bagby & Kathy Bagby...........     10,000       10,000          0
Randy E. & Hazel Bailey JTWROS.....      1,250        1,250          0
Gregory A. Ball....................      2,500        2,500          0
Walter A. Beall IRA Contributory
 DTD 3-26-96 Bear Stearns Sec Corp.
 Cust..............................      5,000        5,000          0
Britten W. Beauvoix (TTEE).........      5,000        5,000          0
Jerry T. Bellon....................      2,500        2,500          0
Debra Benson.......................        500          500          0
Richard Bereza.....................      5,000        5,000          0
Renee Bienvenue....................     10,000       10,000          0
National Securities Corporation
 Cust For Robert E. Billings IRA...      5,000        5,000          0
Crist, Griffiths, Schulz & Biorn
 Money Purchase Pension Plan FBO
 Robert A. Biorn...................      5,000        5,000          0
Richard A. Bocci...................      5,000        5,000          0
Robert J. Boike....................      1,000        1,000          0
George R. Boyden...................      1,000        1,000          0
Gordon R.J. Bracey.................      1,250        1,250          0
Leonard Brusseau/Grace Brusseau....      5,000        5,000          0
The Bulotti Family 1995 Trust......     10,000       10,000          0
James Burney & Katherine Burney
 TTEES FBO The Burney Family Trust
 DTD 5/29/90.......................      5,000        5,000          0
Burningham Family Trust Steven D.
 Burningham & Lisa P. Burningham...      5,000        5,000          0
Spencer Bush.......................      1,000        1,000          0
John E. and Janet Mae Butterfield..      2,500        2,500          0
Egger & Co. 15-6022146 c/o The
 Chase Manhattan Bank, N.A.........     50,000       50,000          0
Donald J. Cadwalader/Linda G.
 Cadwalader........................      5,000        5,000          0
James H. Caplan and Leslie G.
 Caplan, Joint Tenants.............     60,000       60,000          0
National Securities Corporation C/F
 James Caplan IRA..................      5,000        5,000          0
Rita Casey.........................     15,000       15,000          0
Rita Casey and Debra Fish..........      5,000        5,000          0
Julianne C. Cavanagh IRA Bear
 Stearns Securities Corp. Cust.....        500          500          0
Richard P. Cavanagh IRA Bear
 Stearns Securities Corp. Cust.....        500          500          0
Raymond J. Cervantes and Stephanie
 L. Cervantes JTWROS...............      2,500        2,500          0
Golden Pheasant, LTD...............     10,000       10,000          0

                                     NUMBER OF
                                       SHARES                  NUMBER OF
                                    BENEFICIALLY                 SHARES
                                       OWNED      NUMBER OF   BENEFICIALLY
                                      PRIOR TO   SHARES BEING OWNED AFTER
   NAME OF SELLING SHAREHOLDER        OFFERING     OFFERED      OFFERING
   ---------------------------      ------------ ------------ ------------
William B. Chapman c/o Chapman
 Popik & White....................      5,000        5,000            0
John R. Coghlan...................     10,000       10,000            0
Kenneth I. Cohen Trustee DTD 4-2-
 93...............................     10,000       10,000            0
Steven G. Cooperman MD............     10,000       10,000            0
Rick P. Corbett & Nancy E.
 Corbett, TTEES, Rick & Nancy
 Corbett Trust DTD 12/17/92.......      5,000        5,000            0
Jeffrey W. & Patricia L. Coupe....      5,000        5,000            0
Jeffrey W. Coupe IRA Bear Stearns
 Securities Corp. Cust............        500          500            0
Patricia L. Coupe IRA Bear Stearns
 Securities Corp. Cust............      2,440        2,440            0
Lincoln White Crane LTD...........      6,000        6,000            0
Michael J. Dacunzo................        500          500            0
Bette I. Davis and Jerry J. Davis
 JTWROS...........................      5,000        5,000            0
Paul Dehmer.......................      2,000        2,000            0
Rick B. Delamarter MD.............     20,000       20,000            0
Edward J. Dempsey.................      8,500        8,500            0
Lelia U. Dempsey..................      1,000        1,000            0
DeWit Land and Investment Co......      5,000        5,000            0
National Securities Corp.
 Custodian for Joseph G. Dostal
 IRA..............................      5,000        5,000            0
Mildred D. DuCate Trustee, The
 DuCate Trust DTD 10/18/91........     10,000       10,000            0
David J. Easterla.................      1,250        1,250            0
Resources Trust Co. TRUA IRA FBO
 David J. Easterla................      2,500        2,500            0
Julie J. Ebbert...................      2,500        2,500            0
Harris & Eide, CPA Profit Sharing
 Plan FBO: Gregory M. Eide........      5,000        5,000            0
Timothy L. Eide...................      5,000        5,000            0
Paul and Laura Escobosa, as
 Community Property...............      5,000        5,000            0
James C. and Nancy P. Foley, Co-
 Trustees of the Foley Family
 Trust DTD March 7, 1991..........     75,000       75,000            0
Mark G. Foley or Tammy L. Foley...      1,250        1,250            0
Sheldon Fromson...................      5,000        5,000            0
National Securities Corporation
 C/F Kevin B. Gabbert IRA.........      1,000        1,000            0
Daniel Garcia and Mary Ellen
 Garcia...........................        500          500            0
Blanche L. Gardiner, Jeffrey W.
 Gardiner, TTEES, Blanche Laurent
 Gardiner Trust U/A/D 7/13/89.....     12,000        5,000        7,000
Jeffrey W. Gardiner--IRA Bear
 Stearns Securities Corp. Cust....      3,200        3,200            0
Jeffrey W. Gardiner/Bonnie B.
 Gardiner, JTWROS.................     21,000          800       20,200
Ralph M. George II................      1,250        1,250            0
Jerry Giles.......................     17,000       17,000            0
Charles L. Goldberg IRA Acct. #631
 63393-13-135 Smith Barney, Inc.
 Rollover Cust....................      5,000        5,000            0
James Good........................      4,000        4,000            0
R. and L. Trust...................      1,000        1,000            0
Cardiovascular Pulmonary Medical
 Group, Inc., a Profit Sharing
 Plan FBO Kimberly Grant..........      5,000        5,000            0
Steven Grant......................      5,000        5,000            0
Raymond Guerra....................      5,000        5,000            0
Raymond Cornell Hackett...........      6,000        6,000            0
Donald L. Hansen and Sue Ann
 Hansen...........................     10,000       10,000            0

                                      NUMBER OF
                                        SHARES                  NUMBER OF
                                     BENEFICIALLY                 SHARES
                                        OWNED      NUMBER OF   BENEFICIALLY
                                       PRIOR TO   SHARES BEING OWNED AFTER
    NAME OF SELLING SHAREHOLDER        OFFERING     OFFERED      OFFERING
    ---------------------------      ------------ ------------ ------------
W. Peter Hansen....................      8,000        8,000           0
Michael J. Heller..................      5,000        5,000           0
Joseph Eric Henningsen.............      4,000        4,000           0
National Securities Corporation C/F
 Joseph E. Henningsen IRA..........      5,000        5,000           0
Larry R. Hinson....................      1,000        1,000           0
Evelyn Holman......................      5,000        5,000           0
Carl C. Hsu & Hui-Ya Hsu...........      5,000        5,000           0
Grant & Jean Hunter, Hunter Family
 Trust.............................     15,000       15,000           0
Grant M. Hunter and Marilyn A.
 Hunter............................      5,000        5,000           0
Stephen A. Hunter..................      7,000        7,000           0
Robert and Patricia Hurst..........      5,000        5,000           0
T. Steven Ichishta Bear Stearns
 Sec. Corp. Cust...................      2,500        2,500           0
Jain Family Trust DTD 12/11/95.....      5,000        5,000           0
Saurabh Jain.......................      5,000        5,000           0
Jim's California Auto Body, Inc.,
 Retirement Trust..................      7,000        7,000           0
Brett L. Johnson...................      2,500        2,500           0
Daniel Kadisha.....................      5,000        5,000           0
Dean Witter C/F Sander Kafetz......      2,500        2,500           0
Fred & Eva Kashkooli Family Trust..      5,000        5,000           0
Steven Kay--IRA, Bear Stearns
 Securities Corp. Cust.............     10,000        6,000       4,000
Thomas E. Kees.....................     11,250       10,000       1,250
Larry D. Kelley and Mary Jane
 Kelley JTWROS                          28,700       20,000       8,700
Kent M. Kilborn....................        500          500           0
Allison Kitchel Jr. and Kay Lee
 Kitchel JTWROS....................      5,000        5,000           0
Robert Kollack.....................      5,000        5,000           0
Jennie Lou Kraft and Verner Kraft
 Revocable Trust...................      5,000        5,000           0
Kullberg Family Trust, Gordon &
 Marion Kullberg, Trustees.........      5,000        5,000           0
Dale C. Landon TTEE, Carole Haes
 Landon For Landon Family Trust....      5,000        5,000           0
James W. Lunn and Sally J. Lunn F/T
 Lunn Trust dated 1-13-92..........      1,000        1,000           0
Larry Lustgarten IRA Bear Stearns
 Securities Corp. Cust.............      2,500        2,500           0
Parry Lustgarten, IRA..............      2,500        2,500           0
Norman S. Lynn.....................     20,000       20,000           0
National Securities C/F Thomas
 Mackenroth IRA....................     15,000       15,000           0
John D. Magill & Kristina A.
 Magill............................      5,000        5,000           0
The Matthews Family Trust..........      5,000        5,000           0
Sean A. McBratney..................      5,000        5,000           0
Daniel R. McCall...................      5,000        5,000           0
Walter J. McCullough...............      5,000        5,000           0
David T. McCune & Debra G. McCune
 TTEES, FBO McCune Living Trust U/A
 DTD 9/19/90.......................     14,000       14,000           0
McDonald Limited, Stanley B.
 McDonald, GP......................     20,000       20,000           0
Barbara Tracy Meier Keo MP.........      5,000        5,000           0
Carl L. Meier-IRA, Bear Stearns
 Securities Corp...................      2,500        2,500           0
Richard Meister IRA, Bear Stearns
 Securities Corp...................      2,500        2,500           0
Debra L. Miller....................      1,000        1,000           0
Stephen R. Miraglia TTEE FBO
 Stephen R. Miraglia Trust U/A DTD
 5/28/87...........................      8,000        8,000           0

                                     NUMBER OF
                                       SHARES                  NUMBER OF
                                    BENEFICIALLY                 SHARES
                                       OWNED      NUMBER OF   BENEFICIALLY
                                      PRIOR TO   SHARES BEING OWNED AFTER
   NAME OF SELLING SHAREHOLDER        OFFERING     OFFERED      OFFERING
   ---------------------------      ------------ ------------ ------------
George J. Moore & Patricia J.
 Moore............................      5,000        5,000          0
Raghunath Mulukutla...............      5,000        5,000          0
Akira Nakamura-IRA, Bear Stearns
 Sec. Corp. Cust..................      5,000        5,000          0
Mark C. Nevdahl...................      5,000        5,000          0
Timothy B. Nyman & Diana G. Nyman
 JTWROS...........................     15,000       15,000          0
Arthur L. Patch and Jane B. Patch.      1,250        1,250          0
Mark or Denise Pedersen...........      1,250        1,250          0
Robert W. Peters TTEE and Carolyn
 H. Peters 1992 TTEE, The Robert
 W. Peters & Carolyn H. Peters....      5,000        5,000          0
Carolyn L. Peterson IRA, Bear
 Stearns Sec. Corp. Cust..........      1,300        1,300          0
Wilson B. Peterson and Carolyn L.
 Peterson TTEES FBO Peterson
 Family Trust.....................      2,400        2,400          0
Wilson B. Peterson IRA Bear
 Stearns Sec. Corp. Cust..........      1,300        1,300          0
Robert & Vee Pirtle...............      5,000        5,000          0
Robert & Barbara Pirtle...........      2,500        2,500          0
Robert W. Pirtle Jr. IRA, Bear
 Stearns Securities Corp. Cust....      2,500        2,500          0
Bruce Prescott....................      5,000        5,000          0
Barry Reder.......................      5,000        5,000          0
Leigh R. Reifsteck................      1,000        1,000          0
Patrick L. Reilly.................     15,400       15,400          0
Patrick L. Reilly IRA Bear Stearns
 Sec. Corp. Cust..................      4,600        4,600          0
Phillip V. Renz & Shelly J. Renz
 JTWROS...........................      5,000        5,000          0
National Securities Corporation
 C/F Phillip Renz IRA.............      5,000        5,000          0
Victor W. Renz & Helen A. Renz
 JTWROS...........................      5,000        5,000          0
Peter O. Richard & Patricia A.
 Richard JTWROS...................      7,500        7,500          0
William F. Richardson.............      5,000        5,000          0
Jerome E. Robertson Profit Sharing
 Plan.............................      5,000        5,000          0
Mr. Day P. Rosenberg..............      1,200        1,200          0
Gregory A. Rossini & Zeree D.
 Rossini TTEES The Rossini Trust..     10,000       10,000          0
Mark Roth.........................      2,500        2,500          0
Rupp Family Trust.................      2,500        2,500          0
Resources Trust FBO Harvey
 Salzberg.........................      2,500        2,500          0
David W. Schut Trust u/a DTD
 6/13/94..........................      5,000        5,000          0
Jeffrey D. Scott..................      1,000        1,000          0
Larry Simon, TTEE, The Larry &
 Suzanne Simon Family Trust DTD
 1/27/90..........................      5,000        5,000          0
John R. Smith.....................      2,500        2,500          0
N. Richard Smith..................      1,250        1,250          0
Theodore F. Smith.................      5,000        5,000          0
John A. & Marguerite L. Spitler
 TTEES FBO The John A. &
 Marguerite L. Spitler Trust DTD
 5/15/91..........................      5,000        5,000          0
Staples & Sons, Roger Staples,
 Partner..........................      5,000        5,000          0
Clifford C. Stephens..............     10,000       10,000          0
Walter A. Strutz..................      5,000        5,000          0
Sundance Venture Partners LP......    200,000      200,000          0
Dalel Tartak MD/Steven M. Curran..      7,500        7,500          0
Ed Tatosian & Terrie Tatosian
 JTWROS...........................      1,250        1,250          0

                                      NUMBER OF
                                        SHARES                  NUMBER OF
                                     BENEFICIALLY                 SHARES
                                        OWNED      NUMBER OF   BENEFICIALLY
                                       PRIOR TO   SHARES BEING OWNED AFTER
    NAME OF SELLING SHAREHOLDER        OFFERING     OFFERED      OFFERING
    ---------------------------      ------------ ------------ ------------
Stephen P. Thomas..................      10,000       10,000           0
Robert M. Tomasello................       5,000        5,000           0
Kenneth J. Tupper..................       7,500        7,500           0
National Securities Corporation C/F
 Kenneth Tupper IRA................       5,000        5,000           0
George P. Vila TTEE Gloria J. Vila
 TTEE FBO George P. & Gloria J.
 Vila Community Property Trust UAD.       5,000        5,000           0
Joseph H. Vila.....................       5,000        5,000           0
Gregory J. Vislocky--IRA Rollover,
 Smith Barney Cust.................      15,000       15,000           0
Wilbur W. Washburn.................       1,000        1,000           0
Thomas A. Weber....................       2,500        2,500           0
Deirdre Weingarden.................      25,000       25,000           0
R. Wentz Const. Inc. Profit Sharing
 Plan..............................       5,000        5,000           0
Jalin Weststeyn....................       5,000        5,000           0
David K. White.....................       1,250        1,250           0
Melburn G. Whitmire................      10,000       10,000           0
Gerad Woods FCC Products, Inc......       5,000        5,000           0
Jack Wright and Gale Wright........       1,250        1,250           0
Jim R. Yates II....................       2,500        2,500           0
Takashi Yoshida, MD................       2,500        2,500           0
Donald E. Young OD-IRA Bear Stearns
 Securities Corp. Cust.............       2,500        2,500           0
                                      ---------    ---------      ------
  TOTAL............................   1,375,490    1,334,390      41,150

                             PLAN OF DISTRIBUTION

  The Shares may be sold from time to time by the Selling Shareholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made in any one or more transactions on the NASDAQ SmallCap system, or any exchange on which the Common Stock may then be listed, in the over-the-counter market or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may sell the Shares as agent or may purchase such Shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the Shares, for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholders and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters relating to the validity of the securities offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

  The financial statements of SERC and Old Telegen incorporated herein by reference from SERC's Form S-4 have been audited for SERC by Cordovano and Company, P.C., and for Old Telegen by Coopers & Lybrand, L.L.P., independent auditors, respectively, as set forth in their reports thereon incorporated by reference herein. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

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-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Risk Factors...............................................................   5
Use of Proceeds............................................................   8
Selling Shareholders.......................................................   9
Plan of Distribution.......................................................  13
Legal Matters..............................................................  13
Experts....................................................................  13

                               ----------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             1,334,390 SHARES

                           TELEGEN CORPORATION

                                 COMMON STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------

                             NOVEMBER 6, 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses, all of which will be paid by the Registrant in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions, if any. All of the amounts shown are estimates except the SEC registration fee.

   SEC registration fee................................................ $ 1,270
   Legal fees and expenses.............................................  40,000
   Accounting fees and expenses........................................   7,500
   Blue Sky fees and expenses (including legal fees)...................   2,000
   Transfer agent's and registrar's fees and expenses..................     500
   Miscellaneous expenses..............................................   3,730
                                                                        -------
       Total........................................................... $55,000
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Company's Amended Articles of Incorporation and Article VI of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into indemnification agreements with its officers and directors.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the California Corporation Law and Bylaws of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

   EXHIBIT
   NUMBER  DESCRIPTION
   ------- -----------
    2.1+   Plan of Acquisition
           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
    5.1    Corporation
   23.1    Consent of Coopers & Lybrand, L.L.P., Independent Auditors
   23.2    Consent of Cordovano and Company, P.C., Independent Auditors
   23.3    Consent of Counsel (included in Exhibit 5.1)
   24.1    Power of Attorney (see page II-3)
   27.1+   Financial Data Schedule

--------
+ Incorporated by Reference to the Registrant's amended Registration Statement on Form S-4 (File No. 333-4037) as originally filed with the Commission on May 17, 1996.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

      b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, TELEGEN CORPORATION, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF REDWOOD CITY, STATE OF CALIFORNIA, ON THIS 4TH DAY OF NOVEMBER, 1996.

                                          Telegen Corporation


                                          By /s/ Jessica L. Stevens
                                             -----------------------------

                                             JESSICA L. STEVENS PRESIDENT

                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JESSICA
L. STEVENS OR WARREN M. DILLARD, JOINTLY AND SEVERALLY, AS ATTORNEYS-IN-FACT, EACH WITH THE POWER OF SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO SIGN ANY AMENDMENT TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING TO SAID ATTORNEYS-IN-FACT, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN CONNECTION THEREWITH, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT OR EITHER OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


             SIGNATURES                        TITLE                 DATE
             ----------                        -----                 ----
     /s/ Jessica L. Stevens            President, Chief          November 4, 1996
-------------------------------------   Executive Officer
       JESSICA L. STEVENS               and Director


     /s/ Warren M. Dillard             Chief Operating           November 4, 1996
-------------------------------------   Officer, Chief
       WARREN M. DILLARD                Financial Officer
                                        and Director

     /s/ Bonnie A. Crystal             Executive Vice            November 4, 1996
-------------------------------------   President,
       BONNIE A. CRYSTAL                Secretary and
                                        Director

                                       Director
-------------------------------------
    FREDERICK T. LEZAK, JR.

                                       Director
-------------------------------------
        JAMES R. IVERSON


       /s/ Larry J. Wells              Director                  November 4, 1996
-------------------------------------
         LARRY J. WELLS

                               INDEX TO EXHIBITS

                                                               SEQUENTIALLY
 EXHIBIT                                                         NUMBERED
 NUMBER                      DESCRIPTION                           PAGE
 -------                     -----------                       ------------
  2.1    Plan of Acquisition+
         Opinion of Wilson Sonsini Goodrich & Rosati,
  5.1    Professional Corporation
         Consent of Coopers & Lybrand, L.L.P., Independent
 23.1    Auditors
         Consent of Cordovano and Company, P.C., Independent
 23.2    Auditors
 23.3    Consent of Counsel (included in Exhibit 5.1)
 24.1    Power of Attorney (see page II-3)
 27.1    Financial Data Schedule+

--------

+ Incorporated by Reference to the Registrant's amended Registration Statement on Form S-4 (File No. 333-4037) as originally filed with the Commission on May 17, 1996 under the name "Solar Energy Research Corp."